Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 529 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity SAI Emerging Markets Index Fund, Fidelity SAI Emerging Markets Value Index Fund, Fidelity SAI International Index Fund, Fidelity SAI International Momentum Index Fund, Fidelity SAI International Quality Index Fund, Fidelity Total International Index Fund, and Fidelity U.S. Sustainability Index Fund of our report dated December 13, 2021; Fidelity SAI Emerging Markets Low Volatility Index Fund, Fidelity SAI International Low Volatility Index Fund, Fidelity SAI International Value Index Fund, and Fidelity SAI U.S. Low Volatility Index Fund of our report dated December 14, 2021, relating to the financial statements and financial highlights included in the October 31, 2021 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2021